Exhibit 99.1

PRESS RELEASE

MSCI Announces Resignation of Board Member

New York – September 27, 2016 – MSCI Inc. (NYSE: MSCI), a leading provider of portfolio construction and risk management tools and services for global investors, today announced that D. Robert Hale, Partner of ValueAct Capital, has resigned as a member of the Board of Directors of MSCI, effective immediately. Mr. Hale was appointed to the Board on March 10, 2015 and was a member of the Audit Committee.

“On behalf of the Board, the MSCI management team and our shareholders, I would like to thank Rob for his service on our Board of Directors,” commented Henry A. Fernandez, Chairman and CEO of MSCI. “MSCI has had a strong relationship with Rob and ValueAct Capital since the firm first became a shareholder in 2012, and their counsel and insights have been invaluable to the Company as we have transformed MSCI. During this time, we have executed on our growth strategy, implemented segment reporting and established long-term targets for our segments and the Company. We have also refined our capital allocation policy, returning approximately $2 billion in capital to investors through share repurchases and dividends and establishing new guidelines for gross leverage. And lastly, we have implemented new compensation programs designed to drive deeper alignment between compensation and long-term performance for the benefit of our shareholders. All of these initiatives have well-positioned MSCI to continue to grow and deliver shareholder value in the quarters and years ahead.”

“I am grateful to Henry and the entire Board and management team of MSCI for embracing me and the ValueAct Capital team as partners, and working together tirelessly on strategies to enhance long-term value for all stakeholders,” stated Robert Hale, Partner of ValueAct Capital. “Now that we have reached the end of our four-year investment in MSCI, our team is also grateful that it has been highly successful for our investors and a rich learning experience for our firm. We are confident that the enduring governance, leadership, strategy and operational frameworks in place will position MSCI to deliver valuable insights and tools to its clients, and build value for MSCI stakeholders for years to come.”

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About MSCI

For more than 40 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 97 of the top 100 largest money managers, according to the most recent P&I ranking.

For more information, visit us at www.msci.com. MSCI#IR

PRESS RELEASE

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2016 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

MSCI Inc. Contact

New York

Stephen Davidson	+ 1 212 981 1090

Media Inquiries

New York

Kristin Meza	+ 1 212 804 5330

London

Sally Todd | Christian Pickel, MHP Communications	+ 44 20 3128 8754

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